                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Name:                                         Scopia Management, Inc.

Address:                                      152 West 57th Street, 33rd Floor
                                              New York, NY 10019

Date of Event Requiring Statement:            12/20/17

Name:                                         Matthew Sirovich

Address:                                      152 West 57th Street, 33rd Floor
                                              New York, NY 10019

Date of Event Requiring Statement:            12/20/17

Name:                                         Jeremy Mindich

Address:                                      152 West 57th Street, 33rd Floor
                                              New York, NY 10019

Date of Event Requiring Statement:            12/20/17